EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS




    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan and the Directors Stock Option Plan of Janus Hotels and Resorts, Inc. of our report dated February 20, 2002 with respect to the consolidated financial statements and schedules of Janus Hotels and Resorts, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

       /s/ Grant Thornton LLP


       February 20, 2002